UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249

Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 28, 2020, Independence Contract Drilling, Inc. (the “Company” or “ICD”) issued a press release reporting financial results for the fourth quarter ended December 31, 2019 and a reverse stock split.  A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events

Following approval by the Company’s stockholders, the Company’s Board of Directors has approved a 1-for-20 reverse stock split of the Company’s common stock.  The reverse split will be effective at 5:00 p.m. Eastern Time on March 11, 2020 (the “Effective Time”), and the Company’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange as of the market open on March 12, 2020.  The reverse stock split reduces the number of issued and outstanding shares of the Company’s common stock from approximately 77,523,973 and 76,241,045 shares, respectively to approximately 3,876,199 and 3,812,052 shares, respectively.

The reverse stock split affects all issued and outstanding shares of the Company’s common stock and shares held in treasury, as well as the number of shares of common stock available for issuance under the Company's stock incentive plans and outstanding awards subject to those plans. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares as described below.

No fractional shares will be issued as a result of the reverse stock split.  The Company will pay to record holders cash in lieu of any fractional shares, which amount will be determined based on the average closing market price of the pre-split shares of ICD common stock on the New York Stock Exchange (“NYSE”) (or if the pre-split shares of ICD common stock do not remain listed thereon, on the principal securities exchange or quotation service for the pre-split shares of ICD common stock, as determined by the Company’s Board of Directors of ICD (the “Board”)), for the ten trading days immediately preceding the day of the Effective Time, with payment for each whole post-split share of ICD common stock equal to 1/20th of the average closing price of one share of the pre-split shares of ICD common stock on the NYSE (or if the pre-split shares of ICD common stock do not remain listed thereon, on the principal securities exchange or quotation service for the pre-split shares of ICD common stock, as determined by the Board).

In connection with the reverse stock split, the Company’s certificate of incorporation will also be amended to reduce the authorized number of shares of the Company’s common stock from 200,000,000 shares to 50,000,000 shares.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 28, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President and Chief Financial Officer